FIRST AMENDMENT TO CONTRACT OF SALE AND PURCHASE

This FIRST AMENDMENT TO CONTRACT OF SALE AND PURCHASE (this “First Amendment”) is made and entered into as of this 1st day of June, 2010, by and between AJ IRVINE OWNER CORPORATION, a Delaware corporation (“Seller”), and HINES GLOBAL REIT PROPERTIES LP,  Delaware limited partnership (“Purchaser”).  Landlord and Tenant are collectively referred to herein as the “Parties.”

RECITALS

A.           Seller and Purchaser entered into that certain Contract of Sale and Purchase dated as of May 13, 2010 (the “Purchase Contract”) regarding the sale of certain property located at 17600 Gillette Avenue, Irvine, CA 92614, as further described in Section 1.1 of the Purchase Contract (the “Property”).

B.           Seller and Purchaser desire to modify the Purchase Contract on the terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1. Capitalized Terms.  All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Purchase Contract, unless expressly provided otherwise in this First Amendment.

2. Purchase Price.  Effective as of the date of this First Amendment, the Purchase Price of Twenty Million Seven Hundred Fifty Thousand Dollars ($20,750,000) shall be reduced to an amount equal to Twenty Million Three Hundred Fifty Thousand Dollars ($20,350,000).

3. Holdback Amount.  Section 2.1.3 of the Purchase Contract shall be amended such that the amount to be held back from the Purchase Price as the Holdback shall be reduced from Five Hundred Thousand Dollars ($500,000) to Three Hundred Thousand Dollars ($300,000).

4. Inspection Period.  The mutual execution and delivery of this First Amendment by Purchaser and Seller shall constitute the Purchaser's waiver of its right to terminate the Purchase Contract during the Inspection Period and Purchaser shall have no further right to terminate the Purchase Contract except as expressly provided in the Purchase Contract as amended by this First Amendment.

5. Conflict; No Further Modification.  In the event of any conflict between the Purchase Contract and this First Amendment, the terms of this First Amendment shall prevail.  Except as specifically set forth in this First Amendment, all of the terms and provisions of the Purchase Contract shall remain unmodified and in full force and effect.

[Signatures on following page]

    IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

"SELLER"

AJ IRVINE OWNER CORPORATION,

a Delaware corporation

By:
Name:
Its:

"TENANT"

HINES GLOBAL REIT PROPERTIES LP

By:           Hines Global REIT, Inc.

Its general partner

By:

Name:

Its: